EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of ARGON ST, Inc., formerly Sensytech, Inc., of our report dated December 16, 2003, except for Note 15, which the date is July 15, 2004, relating to the financial statements which appear in Sensytech, Inc.’s Annual Report on Form 10-K for the year ended September 30, 2003.

PricewaterhouseCoopers LLP
Pittsburgh, Pennsylvania
October 20, 2004